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                                                                       Exhibit 2

                        AMENDMENT TO AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         This Amendment (the "AMENDMENT") is entered into as of the 16th day of September, 1998, by and among SERVICO, INC., a Florida corporation ("Servico"), LODGIAN, INC., a Delaware corporation and a wholly-owned subsidiary of Servico ("SHG"), SHG-S SUB, INC., a Florida corporation and a wholly-owned subsidiary of SHG ("Servico Merger Sub"), IMPAC HOTEL GROUP, L.L.C., a Georgia limited liability company ("Impac"), SHG-I SUB, L.L.C., a Georgia limited liability company and a wholly-owned subsidiary of SHG ("Impac Merger Sub"), P-BURG LODGING ASSOCIATES, INC., a Kentucky corporation ("P-Burg"), SHG-II SUB, INC., a Kentucky corporation and a wholly-owned subsidiary of SHG ("P-Burg Merger Sub"), HAZARD LODGING ASSOCIATES, INC., a Kentucky corporation ("Hazard"), SHG-III SUB, INC., a Kentucky corporation and a wholly-owned subsidiary of SHG ("Hazard Merger Sub"), MEMPHIS LODGING ASSOCIATES, INC., a Florida corporation ("Memphis"), SHG-IV SUB, INC., a Florida corporation and a wholly-owned subsidiary of SHG ("Memphis Merger Sub"), DELK LODGING ASSOCIATES, INC., a Delaware corporation ("Delk"), SHG-V SUB, INC., a Delaware corporation and a wholly-owned subsidiary of SHG ("Delk Merger Sub"), IMPAC HOTEL DEVELOPMENT, INC., a Delaware corporation ("IHD"), SHG-VI SUB, INC., a Delaware corporation and a wholly-owned subsidiary of SHG ("IHD Merger Sub"), IMPAC DESIGN AND CONSTRUCTION, INC., a Delaware corporation ("IDC"), SHG-VII SUB, INC., a Delaware corporation and a wholly-owned subsidiary of SHG ("IDC Merger Sub"), IMPAC HOTEL GROUP, INC., a Florida corporation ("IHG"), SHG-VIII SUB, INC., a Florida corporation and a wholly-owned subsidiary of SHG ("IHG Merger Sub"), IHG, P-Burg, Hazard, Memphis, Delk, IHD and IDC are sometimes collectively referred to as the "Impac Affiliated Companies", P-Burg Merger Sub, Hazard Merger Sub, Memphis Merger Sub, Delk Merger Sub, IHD Merger Sub, IDC Merger Sub and IHG Merger Sub, are sometimes collectively referred to as the "Impac Affiliated Merger Subs".

                             PRELIMINARY STATEMENTS

         WHEREAS, Servico, Impac, the Impac Affiliated Companies, Servico Merger Sub, Impac Merger Sub and the Impac Affiliated Merger Subs entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of July 22, 1998 (the "AGREEMENT"), pursuant to which, among other things, Servico, Impac and the Impac Affiliated Companies will combine their respective businesses in a merger transaction (the "Merger"); and

         WHEREAS, due to market conditions and the uncertainty created by the recent volatility in Servico's common stock, the parties hereto have agreed to fix the number of shares of SHG common stock which will be issued in the Merger; and

         WHEREAS, the parties hereto desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual terms, covenants and agreements set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT OF SECOND RECITAL. The parties agree that the second recital of the Agreement is hereby deleted in its entirety and replaced with the following:

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Florida (the "FBCA"), the Delaware General Corporation Law ("DGCL"), the Kentucky Business Corporation Act ("KBCA"), and the Georgia Limited Liability Company Act (the "GLLCA"), SHG will acquire all of the common stock of Servico and each



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         of the Impac Affiliated Companies and all of the membership interests of Impac through the merger of Servico Merger Sub with and into Servico (the "Servico Merger"), the merger of P-Burg with and into P-Burg Merger Sub (the "P-Burg Merger"), the merger of Hazard with and into Hazard Merger Sub (the "Hazard Merger"), the merger of Memphis with and into Memphis Merger Sub (the "Memphis Merger"), the merger of Delk with and into Delk Merger Sub (the "Delk Merger"), the merger of IHD Merger Sub with and into IHD (the "IHD Merger"), the merger of IDC with and into IDC Merger Sub (the "IDC Merger"), and the merger of IHG with and into IHG Merger Sub (the "IHG Merger", and, collectively with the P-Burger Merger, the Hazard Merger, the Memphis Merger, the Delk Merger, the IHD Merger and the IDC Merger, the "Impac Affiliated Mergers"), and the merger of Impac with and into Impac Merger Sub (the "Impac Merger") and the shareholders and members of Servico and Impac, respectively, will receive shares of common stock, par value $.01 per share, of SHG ("SHG Common Stock") as set forth herein;

         2. AMENDMENT TO SECTION 1.2. The parties agree that Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  1.2      THE MERGERS.

                           (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time (as defined herein), Servico Merger Sub shall be merged with and into Servico. As a result of the Servico Merger, the separate corporate existence of Servico Merger Sub shall cease and Servico shall continue as the surviving corporation of the Servico Merger as a wholly-owned subsidiary of SHG (the "Servico Surviving Corporation").

                           (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the KBCA, at the Effective Time, P-Burg shall be merged with and into P-Burg Merger Sub. As a result of the P-Burg Merger, the separate corporate existence of P-Burg shall cease and P-Burg Merger Sub shall continue as the surviving corporation of the P-Burg Merger as a wholly-owned subsidiary of SHG (the "P-Burg Surviving Corporation"). If upon the advice of counsel, it is determined that a merger of P-Burg Merger Sub with and into P-Burg, with P-Burg as the survivor will qualify as a reorganization within the meaning of Code Section 368(a)(1)(A) and
         (a)(2)(E), then the parties may reverse the form of the P-Burg Merger and P-Burg shall continue as the surviving corporation of the P-Burg Merger as a wholly-owned subsidiary of SHG and be the "P-Burg Surviving Corporation".

                           (c) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the KBCA, at the Effective Time, Hazard shall be merged with and into Hazard Merger Sub. As a result of the Hazard Merger, the separate corporate existence of Hazard shall cease and Hazard Merger Sub shall continue as the surviving corporation of the Hazard Merger as a wholly-owned subsidiary of SHG (the "Hazard Surviving Corporation"). If upon the advice of counsel, it is determined that a merger of Hazard Merger Sub with and into Hazard, with Hazard as the survivor will qualify as a reorganization within the meaning of Code Section 368(a)(1)(A) and
         (a)(2)(E), then the parties may reverse the form of the Hazard Merger and Hazard shall continue as the surviving



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         corporation of the Hazard Merger as a wholly-owned subsidiary of SHG and be the "Hazard Surviving Corporation".

                           (d) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time, Memphis shall be merged with and into Memphis Merger Sub. As a result of the Memphis Merger, the separate corporate existence of Memphis shall cease and Memphis Merger Sub shall continue as the surviving corporation of the Memphis Merger as a wholly-owned subsidiary of SHG (the "Memphis Surviving Corporation"). If upon the advice of counsel, it is determined that a merger of Memphis Merger Sub with and into Memphis, with Memphis as the survivor will qualify as a reorganization within the meaning of Code Section 368(a)(1)(A) and
         (a)(2)(E), then the parties may reverse the form of the Memphis Merger and Memphis shall continue as the surviving corporation of the Memphis Merger as a wholly-owned subsidiary of SHG and be the "Memphis Surviving Corporation".

                           (e) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Delk shall be merged with and into Delk Merger Sub. As a result of the Delk Merger, the separate corporate existence of Delk shall cease and Delk Merger Sub shall continue as the surviving corporation of the Delk Merger as a wholly-owned subsidiary of SHG (the "Delk Surviving Corporation"). If upon the advice of counsel, it is determined that a merger of Delk Merger Sub with and into Delk, with Delk as the survivor will qualify as a reorganization within the meaning of Code Section 368(a)(1)(A) and (a)(2)(E), then the parties may reverse the form of the Delk Merger and Delk shall continue as the surviving corporation of the Delk Merger as a wholly-owned subsidiary of SHG and be the "Delk Surviving Corporation".

                           (f) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, IHD Merger Sub shall be merged with and into IHD. As a result of the IHD Merger, the separate corporate existence of IHD Merger Sub shall cease and IHD shall continue as the surviving corporation of the IHD Merger as a wholly-owned subsidiary of SHG (the "IHD Surviving Corporation").

                           (g) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, IDC shall be merged with and into IDC Merger Sub. As a result of the IDC Merger, the separate corporate existence of IDC shall cease and IDC Merger Sub shall continue as the surviving corporation of the IDC Merger as a wholly-owned subsidiary of SHG (the "IDC Surviving Corporation"). If upon the advice of counsel, it is determined that a merger of IDC Merger Sub with and into IDC, with IDC as the survivor will qualify as a reorganization within the meaning of Code Section 368(a)(1)(A) and (a)(2)(E), then the parties may reverse the form of the IDC Merger and IDC shall continue as the surviving corporation of the IDC Merger as a wholly-owned subsidiary of SHG and be the "IDC Surviving Corporation".

                           (h) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, IHG shall be merged with and into IHG Merger Sub. As a result of the IHG Merger, the separate corporate existence of IHG shall cease and IHG Merger Sub shall continue



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         as the surviving corporation of the IHG Merger as a wholly-owned subsidiary of SHG (the "IHG Surviving Corporation"). If upon the advice of counsel, it is determined that a merger of IHG Merger Sub with and into IHG, with IHG as the survivor will qualify as a reorganization within the meaning of Code Section 368(a)(1)(A) and (a)(2)(E), then the parties may reverse the form of the IHG Merger and IHG shall continue as the surviving corporation of the IHG Merger as a wholly-owned subsidiary of SHG and be the "IHG Surviving Corporation".

                           (i) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the GLLCA, at the Effective Time, Impac Merger Sub shall be merged with and into Impac. As a result of the Impac Merger, the separate corporate existence of Impac Merger Sub shall cease and Impac shall continue as the surviving corporation of the Impac Merger as a wholly owned subsidiary of SHG (the "Impac Surviving Corporation"; any of Servico Surviving Corporation, P-Burg Surviving Corporation, Hazard Surviving Corporation, Memphis Surviving Corporation, Delk Surviving Corporation, IHD Surviving Corporation, IDC Surviving Corporation, IHG Surviving Corporation, or Impac Surviving Corporation being separately referred to as a "Surviving Corporation" and collectively referred to as the "Surviving Corporations").

         3. AMENDMENT TO SECTION 1.5. The parties agree that Section 1.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  1.5. EFFECT OF THE MERGERS. At the Effective Time, the effect of the Servico Merger, the Memphis Merger and the IHG Merger shall be as provided in the applicable provisions of the FBCA, the effect of the P-Burg Merger and the Hazard Merger shall be as provided in the applicable provisions of the KBCA, the effect of the Delk Merger, the IHD Merger and the IDC Merger shall be as provided in the applicable provisions of the DGCL, and the effect of the Impac Merger shall be as provided in the applicable provisions of the GLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, (a) all the property, rights, privileges, powers and franchises of Servico and Servico Merger Sub shall vest in Servico as the Servico Surviving Corporation, and all debts, liabilities and duties of Servico and Servico Merger Sub shall become the debts, liabilities and duties of Servico as the Servico Surviving Corporation, (b) all the property, rights, privileges, powers and franchises of P-Burg and P-Burg Merger Sub shall vest in P-Burg Merger Sub as the P-Burg Surviving Corporation, and all debts, liabilities and duties of P-Burg and P-Burg Merger Sub shall become the debts, liabilities and duties of P-Burg Merger Sub as the P-Burg Surviving Corporation, (c) all the property, rights, privileges, powers and franchises of Hazard and Hazard Merger Sub shall vest in Hazard Merger Sub as the Hazard Surviving Corporation, and all debts, liabilities and duties of Hazard and Hazard Surviving Corporation shall become the debts, liabilities and duties of Hazard Merger Sub as the Hazard Surviving Corporation, (d) all the property, rights, privileges, powers and franchises of Memphis and Memphis Merger Sub shall vest in Memphis Merger Sub as the Memphis Surviving Corporation, and all debts, liabilities and duties of Memphis and Memphis Merger Sub shall become the debts, liabilities and duties of Memphis Merger Sub as the Memphis Surviving Corporation, (e) all the property, rights, privileges, powers and franchises of Delk and Delk Merger Sub shall vest in Delk Merger Sub as the Delk Surviving Corporation, and all debts, liabilities and duties of Delk and Delk Merger Sub shall become the debts, liabilities and duties of Delk Merger Sub as the


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         Delk Surviving Corporation, (f) all the property, rights, privileges, powers and franchises of IHD and IHD Merger Sub shall vest in IHD as the IHD Surviving Corporation, and all debts, liabilities and duties of IHD and IHD Merger Sub shall become the debts, liabilities and duties of IHD as the IHD Surviving Corporation, (g) all the property, rights, privileges, powers and franchises of IDC and IDC Merger Sub shall vest in IDC Merger Sub as the IDC Surviving Corporation, and all debts, liabilities and duties of IDC and IDC Merger Sub shall become the debts, liabilities and duties of IDC Merger Sub as the IDC Surviving Corporation, (h) all the property, rights, privileges, powers and franchises of IHG and IHG Merger Sub shall vest in IHG Merger Sub as the IHG Surviving Corporation, and all debts, liabilities and duties of IHD and IHD Merger Sub shall become the debts, liabilities and duties of IHD Merger Sub as the IHD Surviving Corporation, and (i) all the property, rights, privileges, powers and franchises of Impac and Impac Merger Sub shall vest in Impac as the Impac Surviving Corporation, and all debts, liabilities and duties of Impac and Impac Merger Sub shall become the debts, liabilities and duties of Impac as the Impac Surviving Corporation. As of the Effective Time, each of the Surviving Corporations shall be a wholly-owned subsidiary of SHG.

         4. AMENDMENT OF SECTION 2.2. The parties agree that Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  2.2      CONVERSION OF SHARES.

                           (a) Each share of Servico Common Stock issued and outstanding immediately before the Effective Time (excluding those owned by Impac or any wholly owned subsidiary of Servico or Impac) and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for 1.000 shares of SHG Common Stock; such ratio of shares of Servico Common Stock to shares of SHG Common Stock being referred to as the "Servico Exchange Ratio").

                           (b) Each share of P-Burg Common Stock, no par value per share (the "P-Burg Common Stock"), issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for cash, without interest, and a number of shares of SHG Common Stock as determined below (the ratio of shares of P-Burg Common Stock to shares of SHG Common Stock being referred to as the "P-Burg Exchange Ratio"). For purposes hereof, the P-Burg Exchange Ratio shall be equal to the quotient of (i) the difference between 172,223.56 and 25,650.32 divided by (ii) the number of outstanding shares of P-Burg Common Stock. The amount of cash which each share of P-Burg Common Stock shall be converted into and exchangeable for shall equal $274,824.86 divided by the number of outstanding shares of P-Burg Common Stock.

                           (c) Each share of Hazard Common Stock, no par value per share (the "Hazard Common Stock"), issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for cash, without interest, and a number of shares of SHG Common Stock as determined below (the ratio of shares of Hazard Common Stock to shares of SHG Common Stock being referred to as the



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         "Hazard Exchange Ratio"). For purposes hereof, the Hazard Exchange
         Ratio shall be equal to the quotient of (i) the difference between 90,644.87 and 13,500.30 divided by (ii) the number of outstanding shares of Hazard Common Stock. The amount of cash which each share of Hazard Common Stock shall be converted into and exchangeable for shall equal $144,646.07 divided by the number of outstanding shares of Hazard Common Stock.

                           (d) Each share of Memphis Common Stock, par value $.01 per share (the "Memphis Common Stock"), issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for cash, without interest, and a number of shares of SHG Common Stock as determined below (the ratio of shares of Memphis Common Stock to shares of SHG Common Stock being referred to as the "Memphis Exchange Ratio"). For purposes hereof, the Memphis Exchange Ratio shall be equal to the quotient of (i) the difference between 124,972.73 and 18,612.96 divided by (ii) the number of outstanding shares of Memphis Common Stock. The amount of cash which each share of Memphis Common Stock shall be converted into and exchangeable for shall equal $199,424.57 divided by the number of outstanding shares of Memphis Common Stock.

                           (e) Each share of Delk Common Stock, no par value per share (the "Delk Common Stock"), issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for cash, without interest, and a number of shares of SHG Common Stock as determined below (the ratio of shares of Delk Common Stock to shares of SHG Common Stock being referred to as the "Delk Exchange Ratio"). For purposes hereof, the Delk Exchange Ratio shall be equal to the quotient of (i) the difference between 59,699.73 and 8,891.45 divided by (ii) the number of outstanding shares of Delk Common Stock. The amount of cash which each share of Delk Common Stock shall be converted into and exchangeable for shall equal $95,265.53 divided by the number of outstanding shares of Delk Common Stock.

                           (f) Each share of IHD Common Stock, no par value per share (the "IHD Common Stock"), issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for cash, without interest, and a number of shares of SHG Common Stock as determined below (the ratio of shares of IHD Common Stock to shares of SHG Common Stock being referred to as the "IHD Exchange Ratio"). For purposes hereof, the IHD Exchange Ratio shall be equal to the quotient of (i) the difference between 1,042,464.77 and 155,260.71 divided by (ii) the number of outstanding shares of IHD Common Stock. The amount of cash which each share of IHD Common Stock shall be converted into and exchangeable for shall equal $1,663,507.61 divided by the number of outstanding shares of IHD Common Stock.

                           (g) Each share of IDC Common Stock, no par value per share (the "IDC Common Stock"), issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall, at the Effective Time,



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         without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for cash, without interest, and a number of shares of SHG Common Stock as determined below (the ratio of shares of IDC Common Stock to shares of SHG Common Stock being referred to as the "IDC Exchange Ratio"). For purposes hereof, the IDC Exchange Ratio shall be equal to the quotient of (i) the difference between 60,815.31 and 9,057.60 divided by (ii) the number of outstanding shares of IDC Common Stock. The amount of cash which each share of IDC Common Stock shall be converted into and exchangeable for shall equal $97,045.70 divided by the number of outstanding shares of IDC Common Stock.

                           (h) Each share of IHG Common Stock, par value $1.00 per share (the "IHG Common Stock"), issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for cash, without interest, and a number of shares of SHG Common Stock as determined below (the ratio of shares of IHG Common Stock to shares of SHG Common Stock being referred to as the "IHG Exchange Ratio"). For purposes hereof, the IHG Exchange Ratio shall be equal to the quotient of (i) the difference between 101,358.86 and 15,096.00 divided by (ii) the number of outstanding shares of IHG Common Stock. The amount of cash which each share of IHG Common Stock shall be converted into and exchangeable for shall equal $161,742.86 divided by the number of outstanding shares of IHG Common Stock.

                           (i) Except as provided in Section 2.3(c) below, each Class A Ordinary Membership Interest of Impac (an "Impac Unit") issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for cash, without interest, and a number of shares of SHG Common Stock as determined below (the ratio of shares of Impac Units to shares of SHG Common Stock being referred to as the "Impac Exchange Ratio"). For purposes hereof, the Impac Exchange Ratio shall be equal to the quotient of (i) the difference between 7,747,820.17 and 1,153,930.66, divided by (ii) the number of outstanding Impac Units minus the number of Impac Units owned by P-Burg, Hazard, Delk, Memphis, IHD, IDC and IHG. The amount of cash which each Impac Unit shall be converted into and exchangeable for shall equal $12,363,542.80 divided by the number of outstanding Impac Units minus the number of Impac Units owned by P-Burg, Hazard, Delk, Memphis, IHD, IDC and IHG.

                           (j) Upon satisfaction of the conditions and milestones set forth on SCHEDULE 2.2(c), an aggregate of an additional 1,400,000 shares of SHG Common Stock (the "Additional Shares") shall be issuable to the holders of P-Burg Common Stock, Hazard Common Stock, Memphis Common Stock, Delk Common Stock, IHD Common Stock, IDC Common Stock, IHG Common Stock and Impac Units (collectively, the "Additional Shareholders") in accordance with the methodology set forth on SCHEDULE 2.2(c). Certificates representing the Additional Shares shall be delivered at the Closing to the Exchange Agent (as hereinafter defined), as Escrow Agent, to be held and delivered to the Additional Shareholders upon satisfaction of the conditions and milestones set forth on SCHEDULE 2.2(c) in accordance with an Escrow Agreement substantially in the form attached hereto as


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         Exhibit 2.2(c). The Escrow Agreement will provide for the Additional
         Shares to be released from escrow from time to time upon satisfaction of such conditions and milestones (each of such milestone dates being hereafter referred to as a "Milestone Date"). The parties agree and acknowledge that the Additional Shares will be held in escrow pending solely the satisfaction of the milestones and conditions set forth on
         SCHEDULE 2.2(c) and any breach of any representation, warranty or covenant by Impac contained in this Agreement will have no effect on SHG's obligation to issue the Additional Shares to the Additional Shareholders. The parties hereto hereby agree and acknowledge that the parties have been advised that the Additional Shares will not be treated as outstanding for purposes of calculating earnings per share under applicable accounting rules and guidelines as applied by the SEC or otherwise.

                           (k) At the Effective Time, each Class B Ordinary Membership Interest of Impac shall be canceled and retired and no shares of stock or other securities of SHG or either of the Surviving Corporations or any other person shall be issuable, and no payment or other calculation shall be made with respect thereto.

                           (l) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Servico Common Stock ("Servico Shares"), P-Burg Common Stock ("P-Burg Shares"), Hazard Common Stock ("Hazard Shares"), Memphis Common Stock ("Memphis Shares"), Delk Common Stock ("Delk Shares"), IHD Common Stock ("IHD Shares"), IDC Common Stock ("IDC Shares"), IHG Common Stock, ("IHG Shares"), Impac Units (Impac Units, together with P-Burg Shares, Hazard Shares, Memphis Shares, Delk Shares, IHD Shares, IDC Shares, IHG Shares, and Servico Shares, the "Shares"), shall evidence ownership of SHG Common Stock on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5, 2.7, 2.8 and 2.9 hereof.

                           (m) For all purposes of this Agreement, unless otherwise specified, all shares held by employee benefit plans of Servico (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of Servico, and (iii) shall be converted into shares of SHG Common Stock in accordance with the Servico Exchange Ratio.

         5. AMENDMENT OF SECTIONS 2.5 AND 2.6. The parties agree that Sections
2.5 and 2.6 of the Agreement shall be deleted in their entirety and replaced with the following:

                  2.5 EXCHANGE OF SHARES OTHER THAN TREASURY SHARES. Subject to the terms and conditions hereof, at or prior to the Effective Time, SHG shall appoint an exchange agent to effect the exchange of Shares for SHG Common Stock and cash in accordance with the provisions of this
         Article II (the "Exchange Agent"). From time to time after the Effective Time, SHG shall deposit, or cause to be deposited, cash and certificates representing SHG Common Stock for conversion of Shares in accordance with the provisions of Section 2.2 hereof (such cash and certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to SHG. Such holder shall be entitled upon such surrender to receive in exchange therefor (a) a certificate or certificates representing the number of full shares of SHG Common Stock into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, (b) cash which such holder is entitled to receive in accordance with Section 2.2 hereof and (c) cash in lieu of fractional shares, if any, in accordance with Section
         2.7 hereof, and all such shares of SHG Common Stock shall be deemed to have been issued at the Effective Time, it being agreed and acknowledged, however, that the Additional Shares shall not be deemed to be issued or outstanding until issuable on the applicable Milestone Date in accordance with the provisions of SCHEDULE 2.2(c). The shares of SHG Common Stock and cash described in the preceding sentence are sometimes collectively referred to herein as the "Merger Consideration." Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding Shares shall be deemed for all corporate purposes of SHG, other than the payment of dividends and other distributions, if any, to evidence only the right to receive upon such surrender the Merger Consideration. Unless and until any such certificate theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of SHG Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of SHG Common Stock issued in exchange therefor shall receive from the Exchange Agent or from SHG, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time (or, with respect to the Additional Shares, subsequent to the Milestone Date) and until such surrender shall have become payable with respect to such number of shares of SHG Common Stock ("Presurrender Dividends"). No interest shall be payable with respect to the Merger Consideration or the payment of Presurrender Dividends upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of SHG Common Stock who have not received payment of the Merger Consideration or the Presurrender Dividends shall look only to SHG for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, risk of loss and title to such certificates representing Shares shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any SHG Common Stock, cash or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section
         2.6 hereof.

                  2.6 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Servico with respect to Servico Shares, the stock transfer books of P-Burg with respect to P-Burg Shares, the stock transfer books of Hazard with respect to Hazard Shares, the stock transfer books of Memphis with respect to Memphis Shares, the stock transfer books of Delk with respect to Delk Shares, the stock transfer books of IHD with respect to IHD Shares, the stock transfer books of IDC with respect to IDC Shares, the stock transfer books of IHG with respect to IHG Shares and the transfer books of Impac with respect to Impac Units shall each be closed, and there shall be no further registration of transfers of Shares thereafter on the records of any such transfer books. In the event of a transfer of ownership of Shares that is not registered in the transfer records of Servico, P-Burg, Hazard, Memphis, Delk, IHD, IDC, IHG or Impac, as the case may be, at the Effective Time (a) a certificate or certificates representing the number of full shares of SHG Common Stock into which such Shares shall have been converted in accordance with Section 2.2 hereof, (b) cash into which such Shares shall have been converted in accordance with Section 2.2 hereof and (c) cash in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, shall be issued to the transferee, together with a cash payment in the amount of Presurrender Dividends, if any, in accordance with Section 2.5 hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable transfer tax.

         6. AMENDMENT OF SECTION 2.7. The parties agree that Section 2.7 of the Agreement shall be amended to add a new subsection (g) as follows:

                  (g) SHG shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as SHG is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by SHG, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by SHG.

         7. AMENDMENT TO SECTION 2.9(a). The parties agree that Section 2.9(a) shall be amended to delete the reference to "shares of Servico Common Stock" and replace it with "Impac Units".

         8. AMENDMENT TO SECTION 5.14(b). The parties agree that the second sentence of Section 5.14(b) of the Agreement shall be deleted in its entirety and replaced with the following:

         Further, SHG shall reserve for issuance under a stock option plan approved by the Board of Directors of SHG, 555,000 shares of SHG Common Stock, such options to be granted to certain employees of Impac or any Impac Subsidiary.

         9. AMENDMENT OF SECTION 7.2. The parties agree that Section 7.2 of the Agreement shall be amended to delete Sections 7.2(g) and 7.2(h) in their entirety and such sections shall be replaced with the following new Sections 7.2(g) and 7.2(h) and to add a new Section 7.2(i) as follows:

                  (g) DEBT RESTRUCTURING. Impac and Servico shall have received
         (i) a commitment, effective as of the Closing, to restructure the indebtedness of Impac and the Impac Subsidiaries substantially in accordance with the terms described on Schedule 7.2(g) or (ii) appropriate authorizations, consents, waivers or approvals permitting the indebtedness of Impac and the Impac Subsidiaries to remain in place after consummation of the transactions contemplated hereby on the same economic terms as presently in effect, without the imposition of any material adverse terms or conditions and without the imposition of any significant costs provided, however, that if necessary in order to obtain such authorizations, consents, waivers or approvals, Lodgian will assume or be joined on any guaranty obligations of Impac (subject to the terms, conditions and limitations thereof existing on the date hereof) with respect to such indebtedness and will cause any affiliate of Lodgian which replaces Impac Hotel Management LLC as manager of Hotels owned or leased by the Impac Subsidiaries to subordinate its interest in its management agreements to the obligations owed to the existing lenders for such hotels.

                  (h) IMPAC AFFILIATED COMPANIES' FINANCIAL STATEMENTS. Servico shall have received an audited balance sheet for each of the Impac Affiliated Companies (other than IHD) as of December 31, 1997, certified without qualification, by

         PricewaterhouseCoopers LLP, pursuant to their audit of the financial records of such Impac Affiliated Companies and an unaudited balance sheet for each of the Impac Affiliated Companies (other than IHD) as of June 30, 1998, reviewed by PricewaterhouseCoopers LLP. Such balance sheets shall present fairly, in all material respects, the financial condition, assets, liabilities and equity of each of such Impac Affiliated Companies at the address specified in those statements, and shall reflect that none of such Impac Affiliated Companies have any liabilities, commitments or obligations of any nature whatsoever, whether accrued, contingent or otherwise.

                  (i) INDEMNIFICATION AGREEMENTS. SHG shall have received from each of the shareholders of IHD an indemnification agreement, in form and substance reasonably satisfactory to SHG and Servico, indemnifying and holding each of the Indemnified Parties, SHG and its directors, officers and agents harmless against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit or proceeding or investigation, whether civil, criminal, administrative or investigative relating to the conduct of business, ownership of operation or IHD at or prior to the Effective Time.

         10. AMENDMENTS TO ELIMINATE REFERENCES TO IMPAC SPECIAL MEETING. The parties agree and acknowledge that no Impac Special Meeting is being held and that Impac has instead solicited consents to the approval of the Agreement and the Mergers from its Members. Accordingly, all references to Impac Special Meeting in the Agreement are hereby deleted.

         11. EFFECT OF THIS AMENDMENT. The parties hereto agree and acknowledge that except as specifically amended herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver by any of the parties hereto of any other right or remedy any of them may have pursuant to the Agreement. Without limiting the generality of the foregoing, the parties reconfirm and agree that the representations, warranties, covenants and agreements of the Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of Servico or by virtue of the execution of this Amendment. Additionally, the parties acknowledge that the obligations of the parties to consummate the transactions contemplated by the Agreement remain subject to the satisfaction of all of the conditions precedent set forth in Article VI of the Agreement.

         12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Amendment as of the day and year first above written.


                                    SERVICO, INC., a Florida
                                    corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: President and Chief Executive Officer
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, Florida  33406



                                    LODGIAN, INC.,
                                    a Delaware corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: Chief Executive Officer
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, Florida  33406



                                    IMPAC HOTEL GROUP, L.L.C.,
                                    a Georgia limited liability company


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: Robert S. Cole
                                    Title: President and Manager
                                    Address: 3445 Peachtree Road, N.E.
                                             Suite 7800
                                             Atlanta, Georgia 30326



                                    SHG-S SUB, INC.,
                                    a Florida corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: President
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, Florida  33406



                                    SHG-I SUB, L.L.C.,
                                    a Georgia limited liability company


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: Manager
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, Florida  33406

                                    P-BURG LODGING ASSOCIATES, INC.,
                                    a Kentucky corporation


                                    By:  /s/ Robert S. Cole
                                         --------------------------------------
                                    Name:
                                    Title:
                                    Address:

                                    SHG-II SUB, INC., a Kentucky corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: President
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, FL 33406

                                    HAZARD LODGING ASSOCIATES, INC.,
                                    a Kentucky corporation


                                    By:  /s/ Robert S. Cole
                                         --------------------------------------
                                    Name:
                                    Title:
                                    Address:

                                    SHG-III SUB, INC., a Kentucky corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: President
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, FL 33406

                                    MEMPHIS LODGING ASSOCIATES, INC.,
                                    a Florida corporation


                                    By:  /s/ Robert S. Cole
                                         --------------------------------------
                                    Name:
                                    Title:
                                    Address:

                                    SHG-IV SUB, INC., a Florida corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: President
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, FL 33406

                                    DELK LODGING ASSOCIATES, INC.,
                                    a Delaware corporation


                                    By:  /s/ Robert S. Cole
                                         --------------------------------------
                                    Name:
                                    Title:
                                    Address:



                                    SHG-V SUB, INC., a Delaware corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: President
                                    Address: 1601 Belvedere Road
                                             West Palm Beach



                                    IMPAC HOTEL DEVELOPMENT, INC.,
                                    a Delaware corporation


                                    By:  /s/ Robert S. Cole
                                         --------------------------------------
                                    Name:
                                    Title:
                                    Address:



                                    SHG-VI SUB, INC., a Delaware corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: President
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, FL 33406



                                    IMPAC DESIGN AND
                                    CONSTRUCTION, INC.,
                                    a Delaware corporation


                                    By:  /s/ Robert S. Cole
                                         --------------------------------------
                                    Name:
                                    Title:
                                    Address:



                                    SHG-VII SUB, INC., a Delaware corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: President
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, FL 33406

                                    IMPAC HOTEL GROUP, INC.,
                                    a Florida corporation


                                    By:  /s/ Robert S. Cole
                                         --------------------------------------
                                    Name:
                                    Title:
                                    Address:



                                    SHG-VIII SUB, INC., a Florida corporation


                                    By:  /s/ David A. Buddemeyer
                                         --------------------------------------
                                    Name: David A. Buddemeyer
                                    Title: President
                                    Address: 1601 Belvedere Road
                                             West Palm Beach, FL 33406